Exhibit 10.41

FORM OF MASTER TRANSACTION AGREEMENT

between

BLYTH, INC.

and

VISALUS, INC.

i

ii

MASTER TRANSACTION AGREEMENT

This Master Transaction Agreement is dated as of the [    ] day of [                    ], 2012, between Blyth, Inc., a Delaware corporation (“Blyth”), and ViSalus, Inc., a Nevada corporation (“ViSalus,” with each of Blyth and ViSalus a “Party,” and together, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in ARTICLE IV hereof.

RECITALS

WHEREAS, ViSalus, is engaged in the business of marketing personal health products, including branded weight-management products, nutritional supplements and energy drinks, as more completely described in a Registration Statement on Form S-1 (File No. 333-183335) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act (the “IPO Registration Statement”);

WHEREAS, Blyth and ViSalus currently contemplate that ViSalus will make an initial public offering (“IPO”) pursuant to the IPO Registration Statement;

WHEREAS, ViSalus is currently a wholly-owned subsidiary of ViSalus Holdings, LLC, a Delaware limited liability company (“Holdings”);

WHEREAS, as the result of a reorganization that is to be effected prior to the consummation of the IPO, Holdings will become a wholly-owned subsidiary of ViSalus, and ViSalus will become a majority-owned subsidiary of Blyth;

WHEREAS, Blyth is expected to be, immediately after the consummation of the IPO (the “IPO Date”), the beneficial owner of [            ]% of the issued and outstanding Class A Common Stock of ViSalus and [            ]% of the issued and outstanding Class B Common Stock of ViSalus;

WHEREAS, the Parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth certain arrangements between Blyth and ViSalus regarding the relationship of the Parties from and after the IPO Date.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Blyth and ViSalus, intending to be legally bound, for themselves and their respective successors and assigns, hereby mutually covenant and agree, effective as of the IPO Date, as follows:

ARTICLE I

AGREEMENTS, COVENANTS AND OTHER MATTERS

Section 1.1 Contemporaneous Agreements. In connection with, and prior to the IPO Date, Blyth and ViSalus intend to execute and deliver to one another the following agreements:

(a) A duly executed Administrative Services Agreement, substantially in the form attached to the IPO Registration Statement as Exhibit 10.[    ] (the “Administrative Services Agreement”);

(b) A duly executed Insurance Matters Agreement, substantially in the form attached to the IPO Registration Statement as Exhibit 10.[    ] (the “Insurance Matters Agreement”);

(c) A duly executed Registration Rights Agreement, substantially in the form attached to the IPO Registration Statement as Exhibit 10.[    ] (the “Registration Rights Agreement”); and

(d) Such other agreements, documents or instruments as the Parties may agree are necessary or desirable in order to achieve the purposes hereof.

Section 1.2 Other Agreements. Blyth and ViSalus agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Inter-Company Agreements.

Section 1.3 Agreement for Exchange of Information.

(a) Generally. Except in the case of an adversarial Action or threatened adversarial Action related to a request hereunder by any member of either the Blyth Group or the ViSalus Group against any member of the other Group (which shall be governed by such discovery rules as may be applicable thereto), each of Blyth and ViSalus agrees to provide, or cause to be provided, to the other, at any time, as soon as reasonably practicable after written request therefor, all reports and other Information regularly provided by one Party to the other prior to the IPO Date and any Information in the possession or under the control of such Party that the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Inter-Company Agreement or (iv) for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of Blyth or ViSalus, as the case may be; provided, however, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, such Party shall not be required to provide access to or furnish such Information to the other Party; further provided, however, that the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Each of Blyth and ViSalus agree to make their respective personnel available to discuss the Information exchanged pursuant to this Section 1.3.

(b) Internal Accounting Controls; Financial Information. Except as otherwise provided in the Administrative Services Agreement, (i) each Party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other Party to satisfy its reporting, tax return, accounting, audit and other obligations, and (ii) each Party shall provide, or cause to be provided, to the other Party and its Subsidiaries in such form as such requesting Party shall request, at no charge to the requesting Party, all financial and other data and information as the requesting Party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

(c) Ownership of Information. Any Information owned by a Party that is provided to a requesting Party pursuant to this Section 1.3 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

(d) Record Retention. To facilitate the possible exchange of Information pursuant to this Section 1.3 and other provisions of this Agreement each Party agrees to use its reasonable best efforts to retain all Information in its respective possession or control substantially in accordance with its respective record retention policies and/or practices as in effect on the IPO Date, and for such longer period as may be required by any Governmental Authority, any litigation matter, any applicable law or any Inter-Company Agreement. However, each Party may amend its respective record retention policies at such Party’s discretion; provided, however, that if a Party desires to effect the amendment within three (3) years after the IPO Date, the amending Party must give thirty (30) days prior written notice of such change in the policy to the other Party to this Agreement. No Party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the IPO Date (other than Information that is permitted to be destroyed under the current respective record retention policies of each Party) and that falls under the categories listed in Section 1.3(a), without first notifying the other Party of the proposed destruction and giving the other Party the opportunity to take possession or make copies of such Information prior to such destruction.

(e) Limitation of Liability. Each Party will use its reasonable best efforts to ensure that Information provided to the other Party hereunder is accurate and complete; provided, however, no Party shall have any liability to any other Party in the event that any Information exchanged or provided pursuant to this Section 1.3 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No Party shall have any liability to any other Party if any Information is destroyed or lost after the relevant Party has complied with the provisions of Section 1.3(d).

(f) Other Agreements Providing For Exchange of Information. The rights and obligations granted under this Section 1.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Inter-Company Agreement.

(g) Production of Witnesses; Records; Cooperation. For a period of seven (7) years after the first date upon which members of the Blyth Group cease to own at least twenty percent (20%) of the total combined voting power of all classes of voting securities of ViSalus, and except in the case of an adversarial Action or threatened adversarial Action by any member of either the Blyth Group or the ViSalus Group against any member of the other Group (which shall be governed by such discovery rules as may be applicable thereto), each Party hereto shall use its reasonable best efforts to make available to each other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such Party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting Party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all costs and expenses in connection therewith.

Section 1.4 Auditors and Audits; Financial Statements; Accounting Matters. Each Party agrees that:

(a) Selection of Auditors.

(i) For so long as Blyth is required to consolidate the results of operations and financial position of ViSalus and any other members of the ViSalus Group or to account for its investment in ViSalus under the equity method of accounting (determined in accordance with United States generally accepted accounting principles consistently applied and consistent with SEC reporting requirements) (the “Accounting Requirements Period”), ViSalus shall use its reasonable best efforts to select the independent certified public accountants used by Blyth (“Blyth’s Auditors” and, for the avoidance of doubt, should Blyth at any time change the accounting firm serving as its independent certified public accountants, “Blyth’s Auditors” shall thereafter mean the new firm serving as Blyth’s independent certified public accountants) to serve as its (and its Subsidiaries’) independent certified public accountants (“ViSalus’ Auditors”) for purposes of providing an opinion on its consolidated financial statements; provided, however, that ViSalus’ Auditors may be different from Blyth’s Auditors if necessary to comply with applicable laws regarding auditor independence and qualifications (provided further, however, that ViSalus shall not take any actions, and shall use its reasonable best efforts to cause its directors, officers and employees not to take any actions, that could reasonably be expected to require ViSalus to engage auditors other than Blyth’s Auditors). The foregoing shall not be construed after ViSalus conducts an IPO so as to unlawfully limit any responsibility of the audit committee of ViSalus’ board of directors, pursuant to Rule 10A-3(b)(2), to appoint, compensate, retain and oversee the work of the registered public accounting firm ViSalus engages.

(ii) During the Accounting Requirements Period, ViSalus shall provide Blyth as much prior notice as reasonably practical of any change in ViSalus’ Auditors for purposes of providing an opinion on its consolidated financial statements.

(b) Date of Auditors’ Opinion and Quarterly Reviews. During the Accounting Requirements Period and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, ViSalus shall use its reasonable best efforts to enable ViSalus’ Auditors to complete their audit such that they will date their opinion on ViSalus’ audited annual financial statements on the same date that Blyth’s Auditors date their opinion on Blyth’s audited annual financial statements, and to enable Blyth to meet its timetable for the printing, filing and public dissemination of Blyth’s annual financial statements. During the Accounting Requirements Period and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, ViSalus shall use its reasonable best efforts to enable ViSalus’ Auditors to complete their annual audit and quarterly review procedures such that they will provide clearance on ViSalus’ annual and quarterly financial statements on or prior to the date that Blyth’s Auditors provide clearance on Blyth’s annual and quarterly financial statements.

(c) Annual and Quarterly Financial Statements. During the Accounting Requirements Period, ViSalus shall not change its fiscal year and, during the Accounting Requirements Period and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, shall provide to Blyth on a timely basis all financial Information that Blyth reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Blyth’s annual, quarterly and monthly financial statements. Without limiting the generality of the foregoing, ViSalus will provide all required financial Information with respect to ViSalus to ViSalus’ Auditors in a sufficient and reasonable time and in sufficient detail to permit ViSalus’ Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Blyth’s Auditors with respect to financial Information to be included or contained in Blyth’s annual, quarterly and monthly financial statements. Similarly, Blyth shall provide to ViSalus on a timely basis all financial Information that ViSalus reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of ViSalus’ annual, quarterly and monthly financial statements. Without limiting the generality of the foregoing, Blyth will provide all required financial Information with respect to Blyth and its Subsidiaries to Blyth’s Auditors in a sufficient and reasonable time and in sufficient detail to permit Blyth’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to ViSalus’ Auditors with respect to Information to be included or contained in ViSalus’ annual and quarterly financial statements.

(d) Certifications and Attestations. During the Accounting Requirements Period and thereafter to the extent necessary for the timely filing by Blyth of annual and quarterly reports under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or in connection with any investigations of prior periods, ViSalus shall cause its principal executive officer and principal financial officer to provide to Blyth on a timely basis and as reasonably requested by Blyth (A) any certificates requested as support for the certifications and attestations required by Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 to be filed with such annual and quarterly reports, (B) any certificates or other written Information which such principal executive officer or principal financial officer received as support for the certificates provided to Blyth and (C) a reasonable opportunity to discuss with such principal financial officer and other appropriate officers and employees of ViSalus any issues reasonably related to the foregoing.

(e) Compliance With Laws, Policies and Regulations. During the Accounting Requirements Period, and except as otherwise agreed by the Parties, ViSalus shall comply with the rules, policies and directives of Blyth with respect to financial accounting and reporting, and shall fulfill all timing and reporting requirements, applicable to Blyth’s Subsidiaries that are consolidated with Blyth for financial statement purposes. Without limiting the foregoing, ViSalus shall comply with all financial accounting and reporting rules and policies, and fulfill all timing and reporting requirements, under applicable federal securities laws and applicable securities exchange rules. ViSalus shall not be deemed to be in breach of its obligations set forth in this provision to the extent that ViSalus is unable to comply with such obligations as a result of the actions or inactions of Blyth.

(f) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. During the Accounting Requirements Period and thereafter to the extent such information and cooperation is necessary for the preparation of financial statements or completing a financial statements audit, ViSalus shall authorize ViSalus’ Auditors to make available to Blyth’s Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of ViSalus and work papers related to the annual audits and quarterly reviews of ViSalus, in all cases within a reasonable time prior to ViSalus’ Auditors’ opinion date, so that Blyth’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of ViSalus’ Auditors as it relates to Blyth’s Auditors’ report on Blyth’s financial statements, all within sufficient time to enable Blyth to meet its timetable for the printing, filing and public dissemination of Blyth’s annual and quarterly statements. Similarly, Blyth shall authorize Blyth’s Auditors to make available to ViSalus’ Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Blyth and work papers related to the annual audits and quarterly reviews of Blyth, in all cases within a reasonable time prior to Blyth’s Auditors’ opinion date, so that ViSalus’ Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Blyth’s Auditors as it relates to ViSalus’ Auditors’ report on ViSalus’ statements, all within sufficient time to enable ViSalus to meet its timetable for the printing, filing and public dissemination of ViSalus’ annual and quarterly financial statements.

(g) Access to Books and Records. During the Accounting Requirements Period and thereafter to the extent such information and cooperation is necessary for the preparation of financial statements or completing a financial statements audit, until all governmental audits are complete and the applicable statute of limitations for tax matters has expired, ViSalus shall provide Blyth’s internal auditors, counsel and other designated representatives of Blyth access during normal business hours to (i) the premises of ViSalus and all Information (and duplicating rights) within the knowledge, possession or control of ViSalus and (ii) the officers and employees of ViSalus, so that Blyth may conduct reasonable audits relating to the financial statements provided by ViSalus pursuant hereto as well as to the internal accounting controls and operations of ViSalus. Similarly, Blyth shall provide ViSalus’ internal auditors, counsel and other designated representatives of ViSalus access during normal business hours to (x) the premises of Blyth and its Subsidiaries and all Information (and duplicating rights with respect thereto) within the knowledge, possession or control of Blyth and its Subsidiaries and (y) the officers and employees of Blyth and its Subsidiaries, so that ViSalus may conduct reasonable audits relating to the financial statements provided by Blyth pursuant hereto as well as to the internal accounting controls and operations of Blyth and its Subsidiaries.

(h) Notice of Change in Accounting Principles. During the Accounting Requirements Period and thereafter if a change in accounting principles by a Party hereto would affect the historical financial statements of the other Party, neither Party shall make or adopt any significant changes in its accounting estimates or accounting principles from those in effect on the IPO Date without first consulting with the other Party, and if requested by the other Party, such Party’s independent public accountants with respect thereto. Blyth shall give ViSalus as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the IPO Date. Blyth will consult with ViSalus and, if requested by ViSalus, Blyth will consult with ViSalus’ independent public accountants with respect thereto. ViSalus shall give Blyth as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the IPO Date. ViSalus will consult with Blyth and, if requested by Blyth, ViSalus will consult with Blyth’s independent public accountants with respect thereto.

(i) Conflict With Third-Party Agreements. Nothing in Section 1.3 or Section 1.4 shall require a Party to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that a Party is required under Section 1.3 or Section 1.4 to disclose any such Information, such Party shall use its reasonable best efforts to seek to obtain such third party’s consent to the disclosure of such information.

(j) Special Reports of Deficiencies or Violations. ViSalus will report in reasonable detail to Blyth the following events or circumstances promptly after any executive officer of ViSalus or any member of the ViSalus Board of Directors becomes aware of such matter: (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect ViSalus’ ability to record, process, summarize and report financial information; (B) any fraud, whether or not material, that involves management or other employees who have a significant role in ViSalus’ internal control over financial reporting; (C) any illegal act within the meaning of Section 10A(b) and (f) of the Exchange Act; and (D) any report of a material violation of law that an attorney representing any ViSalus Group member has formally made to any officers or directors of ViSalus pursuant to the SEC’s attorney conduct rules (17 C.F.R. Part 205).

Section 1.5 Confidentiality.

(a) Subject to Section 1.5(c) and Section 1.5(d), each of Blyth and ViSalus, on behalf of itself and each member of its Group, shall hold, and shall cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence and not release or disclose, with at least the same degree of care, but no less than a reasonable degree of care, that it applies to its own business sensitive and proprietary information, all Information concerning the other Group or its business that is either in its possession or furnished by any member of such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Inter-Company Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information is (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives (ii) later lawfully acquired from other sources by such Party (or any member of such Party’s Group), which sources are not themselves bound by a confidentiality obligation, or (iii) independently generated without reference to any proprietary or confidential Information of the disclosing Party or its Group.

(b) No receiving Party shall release or disclose, or permit to be released or disclosed, any such Information concerning the other Group to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 1.5(c). Without limiting the foregoing, when any Information concerning the other Group or its business is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each receiving Party will, promptly after the request of the disclosing Party, either return to the disclosing party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the disclosing Party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

(c) In the event that any Party or any member of its Group either determines on the advice of its counsel that it should disclose any Information pursuant to applicable Law or receives any demand under lawful process or from any Governmental Authority or properly constituted arbitral authority to disclose or provide Information of any other Party (or any member of any other Party’s Group) that is subject to the confidentiality provisions hereof, the Person required to disclose the Information shall give the applicable Person prompt, and to the extent reasonably practicable, prior written notice of such disclosure and an opportunity to contest such disclosure, and shall use reasonable best efforts to cooperate, at the expense of the requesting Person, in seeking any reasonable protective arrangements requested by such Person. In the event that such appropriate protective arrangement or order or other remedy is not obtained, the Person that is required to disclose such Information shall furnish, or cause to be furnished, only that portion of such Information that is legally required to be disclosed and shall use reasonable best efforts to ensure that confidential treatment is accorded such Information. This Section 1.5(c) shall not apply to the disclosure of any Information to any Governmental Authority that is reasonably necessary to respond to any inquiry by any Governmental Authority.

(d) Nothing in this Agreement shall restrict (i) the disclosing Party from using, disclosing, or disseminating its own Information in any way, or (ii) reassignment of the receiving Party’s employees. Moreover, nothing in the Agreement supersedes any restriction imposed by third parties on their Confidential Information, and there is no obligation on the disclosing Party to conform third party agreements to the terms of this Agreement except as expressly set forth therein.

Section 1.6 Privileged Matters.

(a) Blyth and ViSalus agree that their respective rights and obligations to maintain, preserve, assert or waive any or all privileges belonging to either corporation or their Subsidiaries with respect to the ViSalus Business or the business of Blyth, including but not limited to the attorney-client and work product privileges (collectively, “Privileges”), shall be governed by the provisions of this Section 1.6. With respect to Privileged Information of Blyth (as defined below), Blyth shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and ViSalus shall take no action (nor permit any of its Subsidiaries to take action) without the prior written consent of Blyth that could result in any waiver of any Privilege that could be asserted by Blyth or any of its Subsidiaries under applicable law and this Agreement. With respect to Privileged Information of ViSalus (as defined below) arising after the IPO Date, ViSalus shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Blyth shall take no action (nor permit any of its Subsidiaries to take action) without the prior written consent of ViSalus that could result in any waiver of any Privilege that could be asserted by ViSalus or any of its Subsidiaries under applicable law and this Agreement. The rights and obligations created by this Section 1.6 shall apply to all Information as to which Blyth or ViSalus or their respective Subsidiaries would be entitled to assert or has asserted a Privilege (“Privileged Information”). Privileged Information of Blyth includes but is not limited to (i) any and all Information regarding the business of Blyth and its Subsidiaries (other than Information regarding the ViSalus Business; provided that ViSalus has assumed and will be liable on or after the IPO Date for any liability or claim arising with respect to such Information), whether or not it is in the possession of ViSalus or any of its Subsidiaries; (ii) all communications subject to a Privilege between counsel for Blyth (including in-house counsel) and any person who, at the time of the communication, was an employee of Blyth, regardless of whether such employee is or becomes an employee of ViSalus or any of its Subsidiaries and (iii) all Information generated, received or arising after the IPO Date that refers or relates to Privileged Information of Blyth generated, received or arising prior to the IPO Date. Privileged Information of ViSalus includes but is not limited to (x) any and all Information regarding the ViSalus Business, whether or not it is in the possession of Blyth or any of its Subsidiaries; provided that ViSalus has assumed and will be liable on or after the IPO Date for any liability or claim arising with respect to such Information; (y) all communications subject to a Privilege occurring after the IPO Date between counsel for the ViSalus Business (including in-house counsel and former in-house counsel who are or were employees of Blyth) and any person who, at the time of the communication, was an employee of ViSalus, regardless of whether such employee was, is or becomes an employee of Blyth or any of its Subsidiaries (other than ViSalus and its Subsidiaries) and (z) all Information generated, received or arising after the IPO Date that refers or relates to Privileged Information of ViSalus generated, received or arising after the IPO Date.

(b) Upon receipt by Blyth or ViSalus, as the case may be, of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other or if Blyth or ViSalus, as the case may be, obtains knowledge that any current or former employee of Blyth or ViSalus, as the case may be, has received any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other, Blyth or ViSalus, as the case may be, shall promptly notify the other of the existence of the request and shall provide the other a reasonable opportunity to review the Information and to assert any rights it may have under this Section 1.6 or otherwise to prevent the production or disclosure of Privileged Information. Blyth or ViSalus, as the case may be, will not produce or disclose to any third party any of the other’s Privileged Information under this Section 1.6 unless (a) the other has provided its express written consent to such production or disclosure or (b) a court of competent jurisdiction has entered an order not subject to interlocutory appeal or review finding that the Information is not entitled to protection from disclosure under any applicable privilege, doctrine or rule.

(c) Blyth’s transfer of books and records pertaining to the ViSalus Business and other Information to ViSalus, if any, Blyth’s agreement to permit ViSalus to obtain Information existing prior to the IPO Date, ViSalus’ transfer of books and records and other

Information pertaining to Blyth, if any, and ViSalus’ agreement to permit Blyth to obtain Information existing prior to the IPO Date are made in reliance on Blyth’s and ViSalus’ respective agreements, as set forth in Section 1.5 and this Section 1.6, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by Blyth or ViSalus, as the case may be. The access to Information, witnesses and individuals being granted pursuant to Section 1.3 and Section 1.4 and the disclosure to ViSalus and Blyth of Privileged Information relating to the ViSalus Business or the business of Blyth pursuant to this Agreement shall not be asserted by Blyth or ViSalus to constitute, or otherwise deemed, a waiver of any Privilege that has been or may be asserted under this Section 1.6 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to Blyth and ViSalus in, or the obligations imposed upon Blyth and ViSalus by, this Section 1.6.

Section 1.7 Future Litigation and Other Proceedings. In the event that ViSalus (or any of its Subsidiaries or any of its or their respective officers or directors) or Blyth (or any of its Subsidiaries or any of its or their respective officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any Governmental Authority or arbitration panel with respect to which the Parties have no prior agreements (as to indemnification or otherwise), the Party (and its Subsidiaries and its and their respective officers and directors) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the other Party’s expense, with any reasonable requests by the other Party for assistance in connection with such litigation or other proceedings (including by way of provision of information and making available of associates or employees as witnesses). In the event that ViSalus (or any of its Subsidiaries or any of its or their respective officers or directors) and Blyth (or any of its Subsidiaries or any of its or their respective officers or directors) at any time after the date hereof initiate or become subject to any litigation or other proceedings before any Governmental Authority or arbitration panel with respect to which the Parties have no prior agreements (as to indemnification or otherwise), each Party (and its officers and directors) shall, at their own expense, coordinate their strategies and actions with respect to such litigation or other proceedings to the extent such coordination would not be detrimental to their respective interests and shall comply, at the expense of the requesting Party, with any reasonable requests of the other Party for assistance in connection therewith (including by way of provision of information and making available of employees as witnesses).

Section 1.8 Payment of Expenses. Except as otherwise provided in this Agreement, the Inter-Company Agreements or any other agreement between the Parties relating to the IPO, (i) all costs and expenses of the Parties hereto in connection with the IPO (including costs associated with drafting this Agreement, the Inter-Company Agreements and the documents relating to the formation of ViSalus, but excluding underwriting discounts with respect to sales of ViSalus Class A Common Stock by Blyth (or its wholly-owned subsidiary) in connection with the IPO) shall be paid by ViSalus; and (ii) all costs and expenses of the Parties hereto in connection with any matter not relating to the IPO shall be paid by the Party which incurs such cost or expense. Notwithstanding the foregoing, ViSalus and Blyth shall each be responsible for their own internal fees, costs and expenses (e.g., salaries of personnel) incurred in connection with the IPO.

Section 1.9 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement or the Inter-Company Agreements, or the breach, termination or validity thereof (“Dispute”) which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) days of receipt by a Party of notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be treated as Confidential Information and Privileged Information of each of Blyth and ViSalus developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the Parties.

(b) If the senior executives are unable to resolve the Dispute within sixty (60) days from the Dispute Resolution Commencement Date, then, the Dispute will be submitted to the boards of directors of Blyth and ViSalus. Representatives of each board of directors shall meet as soon as practicable to attempt in good faith to negotiate a resolution of the Dispute.

(c) If the representatives of the two boards of directors are unable to resolve the Dispute within one hundred twenty (120) days from the Dispute Resolution Commencement Date, on the request of any Party, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association. Both Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees, and travel expenses. The mediation shall take place in Greenwich, Connecticut or in whatever alternative forum on which the Parties may agree.

(d) If the Parties cannot resolve any Dispute through mediation within forty-five days of the appointment of the mediator (or the earlier withdrawal thereof), each Party shall be entitled to seek relief in a court of competent jurisdiction.

Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement and each Inter-Company Agreement during the course of dispute resolution pursuant to the provisions of this Section 1.9 with respect to all matters not subject to such dispute, controversy or claim.

Section 1.10 Governmental Approvals. To the extent that any of the transactions contemplated by this Agreement requires any Governmental Approvals, the Parties will use their reasonable best efforts to obtain any such Governmental Approvals.

Section 1.11 Guarantees. Each Party agrees that it will not renew or extend any lease, contract or agreement guaranteed by the other Party without the consent of the guaranteeing Party.

Section 1.12 Contracts. To the extent that Blyth is, as of the IPO Date, a party to any Contracts that provide that certain actions or inactions of Blyth Subsidiaries or Affiliates (which for purposes of such Contract includes any member of the ViSalus Group) may result in Blyth being in breach of or in default under such Contracts and Blyth has advised ViSalus of the existence, and has furnished ViSalus with copies, of such Contracts (or the relevant portions thereof), ViSalus will not take or fail to take, as applicable, and ViSalus will cause the other members of the ViSalus Group not to take or fail to take, as applicable, any actions that reasonably could result in Blyth being in breach of or in default under any such Contract. The parties acknowledge and agree that from time to time Blyth may, with the consent of ViSalus, enter into additional Contracts or amendments to existing Contracts that provide that certain actions or inactions of Blyth Subsidiaries or Affiliates (including, for purposes of this Section 1.12, members of the ViSalus Group) may result in Blyth being in breach of or in default under such Contracts. In such event, ViSalus will not take or fail to take, as applicable, and ViSalus will cause the other members of the ViSalus Group not to take or fail to take, as applicable, any actions that reasonably could result in Blyth being in breach of or in default under any such additional Contracts or amendments to existing Contracts.

Section 1.13 Tax Sharing.

(a) In each jurisdiction in which Blyth and ViSalus file a consolidated or unitary tax return, each of Blyth and ViSalus shall calculate its tax liability as if it had filed a separate tax return (the “Separate Return Tax Liability”).

(b) The tax liability of Blyth and ViSalus set forth on any consolidated or unitary tax return (the “Consolidated Tax Liability”) shall be allocated between Blyth and ViSalus on the basis of the percentages obtained by dividing the Separate Return Tax Liability of Blyth or ViSalus (as applicable) by the aggregate Separate Return Tax Liabilities of Blyth and ViSalus (the “Consolidated Tax Allocation”). By way of illustration, if the Consolidated Tax Liability is equal to $100,000, ViSalus’ Separate Return Tax Liability is equal to $10,000 and Blyth’s Separate Return Tax Liability is equal to $110,000, ViSalus would have a Consolidated Tax Allocation of $8,333 (100,000 x ($10,000/$120,000)) and Blyth would have a Consolidated Tax Allocation of $91,667 (100,000 x (110,000/120,000)).

(c) If for any taxable period, the Separate Return Tax Liability of Blyth or ViSalus (each a “Group Member”) exceeds the Consolidated Tax Allocation of such Group Member, such Group Member (the “Tax Benefit Member”) shall pay to the other Group Member an amount equal to the excess of (x) the Separate Return Tax Liability of the Tax Benefit Member; over (y) the Consolidated Tax Allocation of the Tax Benefit Member.

ARTICLE II

MUTUAL RELEASES; INDEMNIFICATION

Section 2.1 Release of Pre-IPO Date Claims.

(a) ViSalus Release. Except as provided in Section 2.1(c) and except with respect to the Liabilities that are set forth in Schedule 2.1(a), as of the IPO Date, ViSalus does hereby, for itself and as agent for each member of the ViSalus Group, remise, release and forever discharge the Blyth Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the IPO Date, including in connection with the transactions and all other activities to implement the IPO.

(b) Blyth Release. Except as provided in Section 2.1(c) and except with respect to the Liabilities that are set forth in Schedule 2.1(b), as of the IPO Date, Blyth does hereby, for itself and as agent for each member of the Blyth Group, remise, release and forever discharge the ViSalus Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the IPO Date, including in connection with the transactions and all other activities to implement the IPO.

(c) No Impairment. Nothing contained in Section 2.1(a) or Section 2.1(b) shall limit or otherwise affect any Party’s rights or obligations pursuant to or contemplated by this Agreement or any Inter-Company Agreement, in each case in accordance with its terms, including, without limitation, any obligations relating to indemnification, including indemnification pursuant to Section 2.2 and Section 2.3 of this Agreement, and any Insurance Proceeds under any of Blyth’s Insurance Policies relating to the ViSalus Business which ViSalus is entitled to be paid.

(d) No Actions as to Released Pre-IPO Date Claims. ViSalus agrees, for itself and as agent for each member of the ViSalus Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Blyth or any member of the Blyth Group, or any other Person released pursuant to Section 2.1(a), with respect to any Liabilities released pursuant to Section 2.1(a). Blyth agrees, for itself and as agent for each member of the Blyth Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against ViSalus or any member of the ViSalus Group, or any other Person released pursuant to Section 2.1(b), with respect to any Liabilities released pursuant to Section 2.1(b).

(e) Further Instruments. At any time, at the request of any other Party, each Party shall cause each member of its respective Blyth Group or ViSalus Group, as applicable, to execute and deliver releases reflecting the provisions hereof.

Section 2.2 Indemnification by ViSalus. Except as otherwise provided in this Agreement, ViSalus shall, for itself and as agent for each member of the ViSalus Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Blyth Indemnitees from and against, and shall reimburse such Blyth Indemnitees with respect to, any and all Losses that any third party seeks to impose upon the Blyth Indemnitees, or which are imposed upon the Blyth Indemnitees, and that relate to, arise out of or result from, whether prior to or following the IPO Date, any of the following items (without duplication):

(a) any ViSalus Liability;

(b) any breach by ViSalus or any member of the ViSalus Group of this Agreement or any of the Inter-Company Agreements; and

(c) any Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (i) contained in the IPO Registration Statement, any issuer free writing prospectus or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement (other than information provided by Blyth to ViSalus specifically for inclusion in the IPO Registration Statement, any issuer free writing prospectus or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement), (ii) contained in any public filings made by ViSalus with the Commission following the IPO Date and (iii) provided by ViSalus to Blyth specifically for inclusion in Blyth’s annual or quarterly reports following the IPO Date to the extent (A) such information pertains to (x) ViSalus and the ViSalus Group or (y) the ViSalus Business or (B) Blyth has provided prior written notice to ViSalus that such information will be included in one or more annual or quarterly reports, specifying how such information will be presented, and the information is included in such annual or quarterly reports, provided that this sub-clause (B) shall not apply to the extent that any such Liability arises out of or results from, or in connection with, any action or inaction of any member of the Blyth Group, including as a result of any misstatement or omission of any information by any member of the Blyth Group to ViSalus.

In the event that any member of the ViSalus Group makes a payment to the Blyth Indemnitees hereunder, and any of the Blyth Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from Blyth), Blyth will promptly repay (or will procure a Blyth Indemnitee to promptly repay) such member of the ViSalus Group the amount by which the payment made by such member of the ViSalus Group exceeds the actual cost of the associated indemnified Liability.

Section 2.3 Indemnification by Blyth. Except as otherwise provided in this Agreement, Blyth shall, for itself and as agent for each member of the Blyth Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the ViSalus Indemnitees from and against, and shall reimburse such ViSalus Indemnitees with respect to, any and all Losses that any third party seeks to impose upon the ViSalus Indemnitees, or which are imposed upon the ViSalus Indemnitees, and that relate to, arise out of or result from, whether prior to or following the IPO Date, any of the following items (without duplication):

(a) any Liability of the Blyth Group and all Liabilities arising out of the operation or conduct of the Blyth Business (in each case excluding the ViSalus Liabilities);

(b) any breach by Blyth or any member of the Blyth Group of this Agreement or any of the Inter-Company Agreements; and

(c) any Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (i) contained in the IPO Registration Statement, any issuer free writing prospectus or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement provided by Blyth specifically for inclusion therein to the extent such information pertains to (x) Blyth and the Blyth Group or (y) the Blyth Business and (ii) provided by Blyth to ViSalus specifically for inclusion in ViSalus’ annual or quarterly reports following the IPO Date to the extent (A) such information pertains to (x) Blyth and the Blyth Group or (y) the Blyth Business or (B) ViSalus has provided prior written notice to Blyth that such information will be included in one or more annual or quarterly reports, specifying how such information will be presented, and the information is included in such annual or quarterly reports, provided that this sub-clause (B) shall not apply to the extent that any such Liability arises out of or results from, or in connection with, any action or inaction of any member of the ViSalus Group, including as a result of any misstatement or omission of any information by any member of the ViSalus Group to Blyth.

In the event that any member of the Blyth Group makes a payment to the ViSalus Indemnitees hereunder, and any of the ViSalus Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from ViSalus), ViSalus will promptly repay (or will procure a ViSalus Indemnitee to promptly repay) such member of the Blyth Group the amount by which the payment made by such member of the Blyth Group exceeds the actual cost of the associated indemnified Liability.

Section 2.4 Ancillary Agreement Liabilities. Notwithstanding any other provision in this Agreement to the contrary, any Liability specifically assumed by, or allocated to, a Party in any of the Inter-Company Agreements shall be governed exclusively by the terms of such Inter-Company Agreement.

Section 2.5 Other Agreements Evidencing Indemnification Obligations. Blyth hereby agrees to execute, for the benefit of any ViSalus Indemnitee, such documents as may be reasonably requested by such ViSalus Indemnitee, evidencing Blyth’s agreement that the indemnification obligations of Blyth set forth in this Agreement inure to the benefit of and are enforceable by such ViSalus Indemnitee. ViSalus hereby agrees to execute, for the benefit of any Blyth Indemnitee, such documents as may be reasonably requested by such Blyth Indemnitee, evidencing ViSalus’ agreement that the indemnification obligations of ViSalus set forth in this Agreement inure to the benefit of and are enforceable by such Blyth Indemnitee.

Section 2.6 Reductions for Insurance Proceeds and other Recoveries.

(a) Insurance Proceeds. The amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnitee pursuant to Section 2.2 or Section 2.3, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Loss. The existence of a claim by an Indemnitee for monies from an insurer or against a third party in respect of any indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather, the Indemnifying Party shall make payment in full of the amount determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for Insurance Proceeds or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the Parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee has received the payment required by this Agreement from an Indemnifying Party in respect of any indemnifiable Loss and later receives Insurance Proceeds or other amounts in respect of such indemnifiable Loss, then such Indemnitee shall hold such Insurance Proceeds or other amounts in trust for the benefit of the Indemnifying Party (or Indemnifying Parties) and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such Insurance Proceeds or other amounts received, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Agreement in respect of such indemnifiable Loss (or, if there is more than one Indemnifying Party, the Indemnitee shall pay each Indemnifying Party, its proportionate share (based on payments received from the Indemnifying Parties) of such Insurance Proceeds).

(b) Tax Cost/Tax Benefit. The amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnitee pursuant to Section 2.2 or Section 2.3, as applicable, shall be (i) increased to take account of any net tax cost incurred by the Indemnitee arising from the receipt or accrual of an indemnification payment hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the Indemnitee arising from incurring or paying such loss or other liability. In computing the amount of any such tax cost or tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnification payment hereunder or incurring or paying any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this Section 2.6(b) and shall be increased or reduced to reflect any such net tax cost (including gross-up) or net tax benefit only after the Indemnitee has actually realized such cost or benefit. For purposes of this Agreement, an Indemnitee shall be deemed to have “actually realized” a net tax cost or a net tax benefit to the extent that, and at such time as, the amount of taxes payable by such Indemnitee is increased above or reduced below, as the case may be, the amount of taxes that such Indemnitee would be required to pay but for the receipt or accrual of the indemnification payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination with respect to the Indemnitee’s liability for taxes, and payments between such indemnified parties to reflect such adjustment shall be made if necessary. Notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the Parties hereto agree that any indemnity payment made hereunder shall be treated as a capital contribution or dividend distribution, as the case may be, immediately prior to the IPO Date and, accordingly, not includible in the taxable income of the recipient or deductible by the payor.

Section 2.7 Procedures for Defense, Settlement and Indemnification of the Third Party Claims.

(a) Notice of Claims. If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Blyth Group or the ViSalus Group of any claim or of the commencement by any such Person of any Action (collectively, a “Third Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification, Blyth or ViSalus (as applicable) will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within thirty (30) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this Section 2.7(a) shall not relieve the related Indemnifying Party of its obligations under this ARTICLE II, except to the extent that such Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

(b) Defense by Indemnifying Party. An Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, to the extent that it wishes, at its cost, risk and expense, to assume the defense thereof, with counsel reasonably satisfactory to the party seeking indemnification. After timely notice from the Indemnifying Party to the Indemnitee of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Indemnitee agrees to cooperate in all reasonable respects with the Indemnifying Party and its counsel in the defense against any Third Party Claim. The Indemnifying Party shall be entitled to compromise or settle any Third Party Claim as to which it is providing indemnification, which compromise or settlement shall be made only with the written consent of the Indemnitee, such consent not to be unreasonably withheld.

(c) Defense by Indemnitee. If an Indemnifying Party fails to assume the defense of a Third Party Claim within thirty (30) calendar days after receipt of notice of such claim, Indemnitee will, upon delivering notice to such effect to the Indemnifying Party, have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account of the Indemnifying Party subject to the limitations as set forth in this Section 2.7; provided, however, that such Third Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnitee assumes the defense of any Third Party Claim, it shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall reimburse all such costs and expenses of the Indemnitee in the event it is ultimately determined that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third Party Claim. In no event shall an Indemnifying Party be liable for any settlement effected without its consent, which consent will not be unreasonably withheld.

Section 2.8 Additional Matters.

(a) Cooperation in Defense and Settlement. With respect to any Third Party Claim that implicates both ViSalus and Blyth in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in this Agreement or any of the Inter-Company Agreements, the Parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege, joint defense or other privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. The Party that is not responsible for managing the defense of such

Third Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if it deems it to be necessary or helpful, engage associate counsel to assist in the defense of such claims.

(b) Pre-IPO Date Actions. Except with respect to matters relating solely to, or arising solely in connection with, the ViSalus Business, Blyth may, in its sole discretion, have exclusive authority and control over the investigation, prosecution, defense and appeal of all Actions pending at the IPO Date relating to or arising in connection with, in any manner, the ViSalus assets or the ViSalus Liabilities if Blyth or a member of the Blyth Group is named as a party thereto; provided, however, that Blyth must obtain the written consent of ViSalus, such consent not to be unreasonably withheld, to settle or compromise or consent to the entry of judgment with respect to any such Action. After any such compromise, settlement, consent to entry of judgment or entry of judgment, Blyth shall reasonably and fairly allocate to ViSalus and ViSalus shall be responsible for ViSalus’ proportionate share of any such compromise, settlement, consent or judgment attributable to the ViSalus Business, the ViSalus assets or the ViSalus Liabilities, including its proportionate share of the costs and expenses associated with defending same.

(c) Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the rights and obligations of the Parties regarding indemnification and the management of the defense of claims as set forth in this ARTICLE II shall not be altered.

(d) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee’s Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

Section 2.9 Survival of Indemnities. Subject to Section 2.5, the rights and obligations of the members of the Blyth Group and the ViSalus Group under this ARTICLE II shall survive the sale or other transfer by any Party of any assets or businesses or the assignment by it of any Liabilities or the sale by any member of the Blyth Group or the ViSalus Group of the capital stock or other equity interests of any Subsidiary to any Person.

ARTICLE III

MISCELLANEOUS

Section 3.1 Consent of Blyth. Any consent of Blyth pursuant to this Agreement or any of the Inter-Company Agreements shall not be effective unless it is in writing and evidenced by the signature of the General Counsel of Blyth (or such other person that the

General Counsel has specifically authorized in writing to give such consent). Any consent of ViSalus pursuant to this Agreement or any of the Inter-Company Agreements shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or the Chief Financial Officer of ViSalus (or such other person that the Chief Executive Officer or the Chief Financial Officer of ViSalus has specifically authorized in writing to give such consent).

Section 3.2 Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE BLYTH GROUP OR VISALUS GROUP BE LIABLE TO ANY OTHER MEMBER OF THE BLYTH GROUP OR VISALUS GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THIS AGREEMENT OR IN ANY INTER-COMPANY AGREEMENT.

Section 3.3 Entire Agreement. This Agreement, the Inter-Company Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

Section 3.4 Governing Law and Jurisdiction. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of The State of Connecticut applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of laws provisions thereof).

Section 3.5 Termination; Amendment. This Agreement and any applicable Inter-Company Agreements may be terminated or amended at any time after the IPO Date by mutual consent of Blyth and ViSalus, evidenced by an instrument in writing signed on behalf of each of the Parties. In the event of termination pursuant to this Section 3.5, no Party shall have any liability of any kind to the other Party. Except as otherwise provided herein or required by the provisions hereof, this Agreement shall terminate on the date that is five (5) years after the first date upon which the members of the Blyth Group cease to own at least twenty percent (20%) of the total combined voting power of all classes of voting securities of ViSalus; provided, however, that the provisions of Section 1.6 of Article I shall survive for a period of seven (7) years after the termination of this Agreement and the provisions of Section 1.4 of Article I, Article II and Article III shall survive indefinitely after the termination of this Agreement.

Section 3.6 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

if to Blyth:

Blyth, Inc.

One East Weaver St.

Greenwich, CT 06831

Attention: Office of the General Counsel

Facsimile: (203) 552-9168

if to ViSalus:

ViSalus, Inc.

340 East Big Beaver Road, Suite 400

Troy, MI 48084

Attention: Office of the Chief Financial Officer

Fax: [            ]

or to such other address or facsimile number as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by facsimile, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

Section 3.7 Counterparts. This Agreement, including the Inter-Company Agreements and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed by facsimile and in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 3.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Blyth Group and each member of the ViSalus Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party’s reincorporation in another jurisdiction or into another business form.

Section 3.9 Severability. If any term or other provision of this Agreement or the Exhibits or Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 3.10 Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 3.11 Authority. Each of the Parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 3.12 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

Section 3.13 Conflicting Agreements. None of the provisions of this Agreement are intended to supersede any provision in any Inter-Company Agreement or any other agreement with respect to the respective subject matters thereof. In the event of conflict between this Agreement and any Inter-Company Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

Section 3.14 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against either Party hereto.

ARTICLE IV

DEFINITIONS

Section 4.1 Defined Terms. The following capitalized terms shall have the meanings given to them in this Section 4.1:

“Accounting Requirements Period” has the meaning set forth in Section 1.4(a) of this Agreement.

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

“Administrative Services Agreement” has the meaning set forth in Section 1.1(a) of this Agreement.

“Affiliated Company” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” means this Master Transaction Agreement, together with the Schedules and Exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

“Blyth” has the meaning set forth in the preamble to this Agreement.

“Blyth’s Auditors” has the meaning set forth in Section 1.4(a)(i) of this Agreement.

“Blyth Business” means any business that is then conducted by Blyth and described in its periodic filings with the Commission, other than the ViSalus Business.

“Blyth Group” means Blyth and each direct or indirect Subsidiary of Blyth and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the ViSalus Group.

“Blyth Indemnitees” means Blyth, each member of the Blyth Group and each of their respective directors, officers and employees.

“Class A common stock” means the Class A common stock, par value $[0.01] per share, of ViSalus.

“Class B common stock” means the Class B common stock, par value $[0.01] per share, of ViSalus.

“Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the regulations promulgated thereunder.

“Commission” has the meaning set forth in the preamble of this Agreement.

“Common Stock” means the Class A common stock and Class B common stock of ViSalus.

“Consolidated Tax Allocation” has the meaning set forth in Section 1.13(b) of this Agreement.

“Consolidated Tax Liability” has the meaning set forth in Section 1.13(b) of this Agreement.

“Contract” means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

“Dispute” has the meaning set forth in Section 1.9(a) of this Agreement.

“Dispute Resolution Commencement Date” has the meaning set forth in Section 1.9(a) of this Agreement.

“Exchange Act” has the meaning set forth in Section 1.4(d) of this Agreement.

“Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Group” means the Blyth Group or the ViSalus Group, as the context requires.

“Group Member” has the meaning set forth in Section 1.13(c) of this Agreement.

“Indemnifying Party” means any party which may be obligated to provide indemnification to an Indemnitee pursuant to Section 2.2 or Section 2.3 hereof or any other section of this Agreement or any Inter-Company Agreement.

“Indemnitee” means any party which may be entitled to indemnification from an Indemnifying Party pursuant to Section 2.2 or Section 2.3 hereof or any other section of this Agreement or any Inter-Company Agreement.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer, promoter or vendor names, communications by or to attorneys

(including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Insurance Matters Agreement” has the meaning set forth in Section 1.1(b) of this Agreement.

“Insurance Policies” means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

“Insurance Proceeds” means those monies: (a) received by an insured from an insurance carrier; or (b) paid by an insurance carrier on behalf of the insured; or (c) from Insurance Policies.

“Inter-Company Agreements” means the Insurance Matters Agreement, the Administrative Services Agreement and the Registration Rights Agreement.

“IPO” has the meaning set forth in the preamble of this Agreement.

“IPO Date” has the meaning set forth in the preamble of this Agreement.

“IPO Registration Statement” has the meaning set forth in the preamble of this Agreement.

“Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

“Loss” and “Losses” mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, fees, costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the fees, costs and expenses of attorneys, accountants, consultants and other professionals incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an indemnified party).

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Privileges” has the meaning set forth in Section 1.6(a) of this Agreement.

“Privileged Information” has the meaning set forth in Section 1.6(a) of this Agreement.

“Registration Rights Agreement” has the meaning set forth in Section 1.1(c) of this Agreement.

“Rule 10A-3(b)(2)” means Rule 10A-3(b)(2) (or any successor rule to similar effect) promulgated under the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Separate Return Tax Liability” has the meaning set forth in Section 1.13(a) of this Agreement.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or business trust, whether voting or non-voting.

“Subsidiary” of any Person means a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person: (1) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests, or (C) the capital or profits interest, in the case of a partnership; or (2) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Tax Benefit Member” has the meaning set forth in Section 1.13(c) of this Agreement.

“Third Party Claim” has the meaning set forth in Section 2.7(a) of this Agreement.

“Underwritten Offering” means a registration in which securities of ViSalus are sold to one or more underwriters for reoffering to the public.

“ViSalus” has the meaning set forth in the preamble to this Agreement.

“ViSalus Affiliate” means any corporation or other entity directly or indirectly controlled by ViSalus.

“ViSalus’ Auditors” has the meaning set forth in Section 1.4(a) of this Agreement.

“ViSalus Balance Sheet” means ViSalus’ unaudited consolidated balance sheet for the most recently completed fiscal quarter as of the IPO Date.

“ViSalus Business” means the business of marketing personal health products, including branded weight-management products, nutritional supplements and energy drinks, direct to customers in the United States and Canada, as more completely described in the IPO Registration Statement, or following the IPO Date, such business that is then conducted by ViSalus and described in its periodic filings with the Commission.

“ViSalus Capital Stock” means all classes or series of capital stock of ViSalus.

“ViSalus Group” means ViSalus and each direct or indirect Subsidiary of ViSalus and any corporation or other entity which may become a member of such group from time to time.

“ViSalus Indemnitees” means ViSalus, each member of the ViSalus Group and each of their respective directors, officers and employees.

“ViSalus Liabilities” means (without duplication) the following Liabilities:

(i) all Liabilities reflected in the ViSalus Balance Sheet;

(ii) all Liabilities of Blyth or its Subsidiaries that arise after the date of the ViSalus Balance Sheet that would be reflected in a ViSalus balance sheet as of the date of such Liabilities, if such balance sheet was prepared using the same principles and accounting policies under which the ViSalus Balance Sheet was prepared;

(iii) all Liabilities that should have been reflected in the ViSalus Balance Sheet but are not reflected in the ViSalus Balance Sheet due to mistake or unintentional omission;

(iv) all Liabilities, whether arising before, on or after the IPO Date, that relate to, arise out of or result from:

(A) the operation of the ViSalus Business as conducted at any time prior to, on or after the IPO Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority)); or

(B) the operation of any business conducted by any member of the ViSalus Group at any time after the IPO Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(v) all Liabilities that are expressly contemplated by this Agreement, or any other Inter-Company Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by ViSalus or any member of the ViSalus Group; and

(vi) Liabilities of any member of the ViSalus Group under this Agreement or any of the Inter-Company Agreements.

After the IPO Date, Blyth and ViSalus may receive invoices evidencing liabilities jointly incurred by or on behalf of both of them or their respective Affiliates. Accordingly, each of Blyth and ViSalus agrees that such joint liabilities shall be divided among Blyth, ViSalus and their respective Affiliates consistent with past practice and “ViSalus Liabilities” shall include the portion so allocated to ViSalus.

“Wholly-Owned Subsidiary” means each Subsidiary in which ViSalus owns (directly or indirectly) all of the outstanding voting Stock, voting power, partnership interests or similar ownership interests, except for director’s qualifying shares in nominal amount.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

BLYTH, INC.

Name:
Title:

VISALUS, INC.

Name:
Title:

[Signature Page to Master Transaction Agreement]